UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2016

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2016, the Compensation Committee approved a plan for the payment of transaction bonuses to certain Frontier employees in connection with Frontier’s acquisition and integration of the wireline operations of Verizon Communications, Inc. in California, Texas and Florida. Pursuant to the plan, the inclusion of an employee and the amount of his or her payment was determined by an evaluation of the employee’s contribution to the planning, approval, and execution of the transaction and integration of the acquired business following the closing thereof. The following amounts were determined to be payable to the following named executive officers. Mr. McCarthy volunteered to forego being considered for a transaction bonus.

Name	Award ($)
Cecilia K. McKenney	$459,600
Mark D. Nielsen	$300,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: December 12, 2016	By: /s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and
Secretary